UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (732) 329-8885

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On March 7, 2014, CytoSorbents Corporation (the “Company”) entered into subscriptions agreements (the “Subscription Agreements”) with certain investors (the “Investors”) providing for the issuance and sale by the Company (the “Offering”) of 40,800,000 units (the “Units”) for an aggregate purchase price of $10,200,000.  Each Unit comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase 0.50 shares of Common Stock at an exercise price of $0.3125 per share (the “Warrants”). The Warrants are convertible into a total of 20,400,000 shares of Common Stock (the “Conversion Shares”). Each Warrant shall be exercisable for a period of five (5) years beginning on the Closing (defined below) and are only exercisable for cash if at the time of exercise there is an effective registration statement registering the Warrants and Conversion Shares.  The final closing of the sale of these securities took place on March 12, 2014 (the “Closing”).

The Company received net proceeds from the Offering of approximately $9.45 million. The net proceeds received by the Company from the Offering will be used for building additional sales and marketing infrastructure, clinical studies, working capital and general corporate purposes.

The Company conducted the Offering pursuant to a registration statement on Form S-1 (File No. 333-193053) (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on February 14, 2014 and an additional registration statement on Form S-1(File No. 333-194394) to register an additional amount of securities (the “Additional Registration Statement”) having a proposed maximum aggregate offering price of $2,762,500, which increased the total registered amount to $16,575,000 assuming the full cash exercise of the Warrants for cash. The Company filed a final prospectus on March 7, 2014 (the “Supplement”) disclosing the final terms of the Offering.

In connection with the Offering, on March 7, 2014, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Brean Capital, LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offering and sale of the Units.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering.  In connection with the successful completion of the Offering, the Placement Agent received an aggregate cash placement agent fee equal to 6% of the gross proceeds of the sale of the Units in the Offering and a warrant to purchase 1,224,000 shares of Common Stock at an exercise price of $0.30 per share exercisable for five years from the effective date of the Registration Statement (the “Placement Agent Warrant”).   The Placement Agent Warrant contains piggy-back registration rights which expire on the fifth anniversary of the effective date of the Registration Statement. We have also agreed to reimburse the Placement Agent for actual out-of-pocket expenses up to a maximum of 2% of gross proceeds from the transaction. We also granted the Placement Agent a right of first refusal to participate in any subsequent offering or placement of our securities that takes place within twelve months following the effective date of the Registration Statement.

The Placement Agency Agreement and forms of the Subscription Agreement, the Warrant, and the Placement Agent Warrant, are filed hereto as Exhibits 10.1, 10.2, 4.1, and 4.2 respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 8.01             Other Events.

On March 7, 2014, the Company issued a press release regarding the Offering described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated March 7, 2014.
Exhibit 10.1	Placement Agency Agreement for Offering.
Exhibit 4.2	Form of Placement Agent Warrant.
Exhibit 10.2	Form of Subscription Agreement.
Exhibit 4.1	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOSORBENTS CORPORATION

Date: March 12, 2014	By:	/s/ Dr. Phillip P. Chan
Dr. Phillip P. Chan President and CEO